AMENDMENT NO. 6
TO
EMPLOYMENT AGREEMENT
     This AMENDMENT NO. 6 TO EMPLOYMENT AGREEMENT is executed this 27th day of January, 2009 by and between Proliance International, Inc. (formerly known as Transpro, Inc.), a Delaware corporation (the “Company”) and Charles E. Johnson (the “Employee”).
W I T N E S S E T H:
     WHEREAS, the Company and the Employee are parties to an Employment Agreement dated as of March 12, 2001, and amended as of October 28, 2004, May 4, 2006, March 26, 2007, December 6, 2007 and August 8, 2008 (collectively, the “Agreement”) under which the Company retained the Employee to serve as President and Chief Executive Officer of the Company; and
     WHEREAS, the parties wish to renew and revise a temporary reduction in the base salary of the Employee during calendar year 2009.
     NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, receipt of which is hereby acknowledged, the Company and the Employee hereby agree as follows:
     1. Notwithstanding the terms of Section 4 of the Agreement regarding base salary payments to the Employee, the parties agree to proceed in accordance with the provisions of the Temporary Salary Adjustment Rider attached hereto as Exhibit A.
     2. The Employee accepts and acknowledges that the Proliance International, Inc. Supplemental Executive Retirement Plan has been amended as of January 27, 2009 to cease all future benefit accruals thereunder as of March 31, 2009.
     3. Except as expressly amended hereby, the Agreement remains unchanged and in full force and effect. This Amendment No. 6 may be executed in counterparts, each of which shall constitute an original and all of which shall constitute one and the same agreement. Delivery of signature by facsimile or other electronic image shall be valid and binding for all purposes.
[signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 6 on the year and date first above written.

PROLIANCE INTERNATIONAL, INC.
By:	/s/ Barry R. Banducci
	Name:	Barry R. Banducci
	Title:	Chairman of the Board

/s/ Charles E. Johnson
Charles E. Johnson

Exhibit A
Temporary Salary Adjustment Rider
Employee agrees to a reduction in his annual base salary for the calendar year 2009 from $500,000 to $425,000. Salary payments for the period January 1, 2009 through December 31, 2009 will be made in equal installments, to the extent practicable, in accordance with the Company’s ordinary payroll practices. Bonus eligibility for 2009 will be based upon a $425,000 base salary level. Effective January 1, 2010, assuming the Employee remains in the Company’s employ, the Employee’s annual salary will revert to the prior annual rate of $500,000, unless mutually agreed otherwise.
Should the Employee’s employment relationship with the Company terminate during calendar year 2009 under circumstances whereby the Employee would be entitled to payments set forth in Sections 11 or 12 of the Agreement and/or the Supplemental Executive Retirement Plan, as amended, any such payments based upon base salary will be calculated based upon the Employee’s annual salary rate of $425,000 per year.

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